SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 28, 2007

Urigen Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22987	94-3156660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

875 Mahler Road, Suite 235, Burlingame, California	94010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (650) 259-0239

(Former name or former address, if changed since last report)

Copies to:
Marc Ross, Esq.
Thomas Rose, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2007, Robert Watkins was appointed to serve as a director of Urigen Pharmaceuticals, Inc. (the “Company”).   Also on November 2, 2007, Cynthia Sullivan was appointed as a director of the Company. The additions increase the size of the Company’s board to eight members. There are no understandings or arrangements between Ms. Sullivan and Mr. Watkins and any other person pursuant to which Ms. Sullivan and Mr. Watkins were selected as directors.  Ms. Sullivan and Mr. Watkins do not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.   Furthermore, Ms. Sullivan and Mr. Watkins have never entered into a transaction, nor is there any proposed transaction, between either Ms. Sullivan and Mr. Watkins and us.

Cynthia Sullivan, 51, currently serves as President and Chief Executive Officer of Immunomedics (NasdaqGM: IMMU), a biopharmaceutical company focused on the development of products for cancer, autoimmune, and other serious diseases. She has been employed by Immunomedics since 1985 and has held various positions, including Executive Vice President, Chief Operating Officer, and President. Prior to joining Immunomedics, Ms. Sullivan was employed by Ortho Diagnostic Systems, Inc., a subsidiary of Johnson & Johnson. She earned a BS from Merrimack College, North Andover, Massachusetts, followed by a year of clinical internship with the school of Medical Technology at Muhlenberg Hospital, Plainfield, New Jersey, resulting in a M.T. (ASCP) certification.  She completed an MS degree from Fairleigh Dickinson University where she also received her MBA. Ms. Sullivan was appointed as chairperson of the Company’s audit committee.

Robert Watkins, 64, established R.J. Watkins & Company, Ltd., an executive recruiting and consulting firm, and currently serves as President and Chairman. Mr. Watkins experience includes President and Chief Executive Officer of a $200 million entertainment company and Managing Director for the San Diego office of the international consulting firm of Russell Reynolds Associates. He has held executive positions with American Hospital Supply Corporation, serving on the corporation’s acquisition and divestiture team. He also served as Management Consultant for the national accounting firm Deloitte & Touche.  Mr. Watkins holds a BA degree from San Diego State University. Mr. Watkins was appointed as chair of the Company’s compensation committee and a member of the Company’s governance committee.

Item 7.01. Regulation FD Disclosure.

On November 8, 2007 the Company issued a press release with respect to the foregoing. A copy of the press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Report on Form 8-K, together with the information in Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information shall not be deemed incorporated by reference into any registration statement or other document filed with the SEC.

Item 9.01                      Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release dated November 8, 2007

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

Urigen Pharmaceuticals, Inc.

November 8, 2007	By:	/s/ Martin E. Shmagin
Martin E. Shmagin
Chief Financial Officer

4